Exhibit 99.1

Tripadvisor Reports Fourth Quarter and Full Year 2021 Financial Results

NEEDHAM, MA, February 16, 2022 — Tripadvisor, Inc. (Nasdaq: TRIP) today announced financial results for the fourth quarter and full year ended December 31, 2021.

“The progress we made between the first quarter of the year and the last quarter of the year was remarkable,” said Chief Executive Officer Steve Kaufer. "Despite unexpected periods of virus resurgence, the teams continued to execute to our operating plan, and innovate with sights set on the future. Now with over a billion reviews from our customers—driven by their enthusiasm for travel and willingness to share their experiences with the Tripadvisor family—we are more focused than ever on continuing to create value for those on their travel journey.”

Chief Financial Officer Ernst Teunissen continued, “Coming out of 2021, we expect significant improvement in the travel market in 2022 due to the expected easing of the pandemic and the significant pent-up demand for travel, especially in the second half of the year. In particular, we expect our Experiences and Dining segment to buoy our overall revenue performance.”

Fourth Quarter and Full Year 2021 Summary

	Three Months Ended December 31,			Year Ended December 31,
(In millions, except percentages and per share amounts)	2021	2020	% Change	2021	2020	% Change
Total Revenue	$241	$116	108%	$902	$604	49%
Hotels, Media & Platform	$133	$74	80%	$549	$361	52%
Experiences & Dining	$98	$36	172%	$307	$186	65%
Other	$10	$6	67%	$46	$57	(19)%

GAAP Net Income (Loss)	$(29)	$(73)	(60)%	$(148)	$(289)	(49)%

Total Adjusted EBITDA (1)	$29	$(33)	n.m.	$100	$(51)	n.m.
Hotels, Media & Platform	$30	$(12)	n.m.	$111	$13	754%
Experiences & Dining	$(10)	$(22)	(55)%	$(36)	$(79)	(54)%
Other	$9	$1	800%	$25	$15	67%

Non-GAAP Net Income (Loss) (1)	$(1)	$(55)	(98)%	$(41)	$(167)	(75)%

Diluted Earnings (Loss) per Share:
GAAP	$(0.21)	$(0.54)	(61)%	$(1.08)	$(2.14)	(50)%
Non-GAAP (1)	$(0.01)	$(0.41)	(98)%	$(0.30)	$(1.24)	(76)%

Cash flow provided by (used in) operating activities	$65	$(15)	n.m.	$108	$(194)	n.m.
Free cash flow (1)	$51	$(24)	n.m.	$54	$(249)	n.m.

n.m. = not meaningful

(1)
“Total Adjusted EBITDA”, “Non-GAAP Net Income (Loss)”, “Non-GAAP Diluted Earnings (Loss) per Share”, and “Free cash flow” are non-GAAP measures as defined by the U.S. Securities and Exchange Commission (the “SEC”). Please refer to “Non-GAAP Financial Measures” below for definitions and explanations of these non-GAAP financial measures, as well as tabular reconciliations to the most directly comparable GAAP financial measures.

Monthly unique users – During the fourth quarter of 2021, average monthly unique users on Tripadvisor-branded websites, a leading indicator of consumer travel demand, were approximately 73% of 2019’s comparable period despite impact late in the quarter from the Omicron variant, in comparison to approximately 55%, 70% and 76% of 2019’s comparable periods during the first, second and third quarters of 2021, respectively. Improvement during 2021 was driven by vaccine progress, various government restrictions being gradually lifted, albeit unevenly, and consumer travel demand’s improving recovery.

Revenue – Q4 2021 total revenue of $241 million increased 108% year-over-year and was approximately 72% of the comparable period in 2019 (pre-COVID-19 timeframe), as compared to 71% of the comparable period in 2019 in Q3 2021. For the full year 2021, revenue increased 49% year-over-year to $902 million.

Cost performance – Total operating expenses were $269 million for the fourth quarter, an increase of 29% year-over-year, and approximately $1.0 billion for full year 2021, an increase of 11% year-over-year, primarily driven by the following:

•
Cost of revenue was $20 million for the fourth quarter, an increase of 54% year-over-year, and $74 million for the full year 2021, an increase of 35% year-over-year, primarily due to increased direct costs from credit card payment and other revenue-related transaction costs in our Experiences and Dining segment in correlation with the increase in revenue.
•
Selling and marketing costs were $126 million for the fourth quarter, an increase of 91% year-over-year, and $469 million for the full year 2021, an increase of 48% year-over-year, primarily due to an increase in our SEM and other online traffic acquisition spend in our Hotels, Media & Platform and Experiences & Dining segments in response to increasing consumer travel demand as travel and leisure activity restrictions ease and the travel sector recovers.
•
Technology and content costs were $51 million for the fourth quarter, a decrease of 7% year-over-year, and $212 million for the full year 2021, a decrease of 4% year-over-year.
•
General and administrative costs were $46 million for the fourth quarter, an increase of 5% year-over-year, and $167 million for the full year 2021, a decrease of 3% year-over-year.

Profitability – Q4 2021 and full year 2021 consolidated net losses of $29 million and $148 million, respectively, improved from net losses in Q4 2020 and full year 2020, primarily driven by an increase in revenue, restructuring costs incurred of $41 million in the full year 2020, which did not reoccur during the full year 2021, and decreased personnel and overhead costs across our business as a result of a reduction in headcount driven by cost-reduction measures across our business implemented during 2020 in response to COVID-19. In addition, during Q4 2021, we recorded a $15 million income tax benefit related to the partial release of a valuation allowance on our U.K. subsidiary's interest carryforward deferred tax asset. This was partially offset, primarily by an increase in selling and marketing expenses in response to increasing consumer travel demand as travel and leisure activity restrictions eased during these periods and the travel sector recovers. Q4 2021 and full year 2021 Adjusted EBITDA of $29 million and $100 million, respectively, improved from the Adjusted EBITDA losses in Q4 2020 and full year 2020, primarily driven by an increase in revenue and cost-reduction measures implemented in 2020 in response to COVID-19, partially offset by an increase in selling and marketing expenses, all of which are discussed above.

Cash & Liquidity – As of December 31, 2021, the Company had $723 million of cash and cash equivalents, an increase of $305 million from December 31, 2020, driven primarily by the issuance of our 2026 Senior Notes during the year.

Fourth Quarter and Full Year 2021 Revenue by Source

	Three Months Ended December 31,			Year Ended December 31,
(In millions, except percentages)	2021	2020	% Change	2021	2020	% Change
Revenue by Source:
Hotels, Media & Platform
Tripadvisor-branded hotels	$105	$57	84%	$452	$292	55%
Tripadvisor-branded display and platform	28	17	65%	97	69	41%
Experiences & Dining	98	36	172%	307	186	65%
Other	10	6	67%	46	57	(19)%
Total Revenue	$241	$116	108%	$902	$604	49%

Conference Call

Tripadvisor posted prepared remarks and supplemental financial information on the Investor Relations section of Tripadvisor’s website at http://ir.tripadvisor.com. Tripadvisor will host a conference call tomorrow, February 17, 2022, at 8:30 a.m., Eastern Time, to discuss the Company’s fourth quarter and full year 2021 operating results, as well as forward-looking information about Tripadvisor’s business. Domestic callers may access the earnings conference call by dialing (877) 224-9081 (International callers, dial (224) 357-2223). Investors and other interested parties may also go to the Investor Relations section of Tripadvisor’s website at http://ir.tripadvisor.com for a live webcast of the conference call. Please access the website at least 15 minutes prior to the call to register, download, and install any necessary audio software. A replay of the conference call will be available on Tripadvisor’s website noted above or by phone (dial (855) 859-2056 and enter the passcode 6648519) until February 24, 2022 and the webcast will be accessible at http://ir.tripadvisor.com/events-and-presentations for at least twelve months following the conference call.

About Tripadvisor

Tripadvisor, the world's largest travel guidance platform*, helps hundreds of millions of people each month** become better travelers, from planning to booking to taking a trip. Travelers across the globe use the Tripadvisor site and app to discover where to stay, what to do and where to eat based on guidance from those who have been there before. With more than 1 billion reviews and opinions of nearly 8 million businesses, travelers turn to Tripadvisor to find deals on accommodations, book experiences, reserve tables at delicious restaurants and discover great places nearby. As a travel guidance company available in 43 markets and 22 languages, Tripadvisor makes planning easy no matter the trip type.

The subsidiaries of Tripadvisor, Inc. (Nasdaq:TRIP), own and operate a portfolio of travel media brands and businesses, operating under various websites and apps, including the following websites: www.bokun.io, www.cruisecritic.com, www.flipkey.com, www.thefork.com, www.helloreco.com, www.holidaylettings.co.uk, www.housetrip.com, www.jetsetter.com, www.niumba.com,www.seatguru.com, www.singleplatform.com, www.vacationhomerentals.com, and www.viator.com.

* Source: SimilarWeb, unique users de-duplicated monthly, January 2022

** Source: Tripadvisor internal log files

Tripadvisor, Inc.

SELECTED FINANCIAL INFORMATION

Unaudited Condensed Consolidated Statements of Operations

(in millions, except per share amounts)

	Three months ended		Year Ended
	December 31, 2021	December 31, 2020	December 31, 2021	December 31, 2020
Revenue	$241	$116	$902	$604

Costs and expenses:
Cost of revenue (1)	20	13	74	55
Selling and marketing (1)	126	66	469	316
Technology and content (1)	51	55	212	220
General and administrative (1)	46	44	167	173
Depreciation and amortization	26	31	111	125
Impairment of goodwill	—	—	—	3
Restructuring and other related reorganization costs	—	(1)	—	41
Total costs and expenses	269	208	1,033	933
Operating income (loss)	(28)	(92)	(131)	(329)
Other income (expense):
Interest expense	(11)	(14)	(45)	(35)
Interest income	—	—	1	3
Other income (expense), net	(8)	2	(10)	(8)
Total other income (expense), net	(19)	(12)	(54)	(40)
Income (loss) before income taxes	(47)	(104)	(185)	(369)
(Provision) benefit for income taxes	18	31	37	80
Net income (loss)	$(29)	$(73)	$(148)	$(289)

Earnings (loss) per share attributable to common stockholders:
Basic	$(0.21)	$(0.54)	$(1.08)	$(2.14)
Diluted	$(0.21)	$(0.54)	$(1.08)	$(2.14)
Weighted average common shares outstanding:
Basic	138	135	137	135
Diluted	138	135	137	135

(1) Includes stock-based compensation expense as follows:

Cost of revenue	$—	$—	$1	$1
Selling and marketing	$3	$4	$16	$16
Technology and content	$11	$12	$46	$44
General and administrative	$17	$13	$57	$48

Tripadvisor, Inc.

Unaudited Condensed Consolidated Balance Sheets

(in millions, except number of shares and per share amounts)

	December 31,	December 31,
	2021	2020
ASSETS
Current assets:
Cash and cash equivalents	$723	$418
Accounts receivable and contract assets, net of allowance for credit losses of $28 and $33, respectively	142	83
Income taxes receivable	49	50
Prepaid expenses and other current assets	26	22
Total current assets	940	573
Property and equipment, net of accumulated depreciation of $460 and $386, respectively	215	240
Operating lease right-of-use assets	42	54
Intangible assets, net of accumulated amortization of $202 and $206, respectively	65	86
Goodwill	843	862
Non-marketable investments	36	40
Deferred income taxes, net	54	10
Other long-term assets, net of allowance for credit losses of $10 and $5, respectively	94	104
TOTAL ASSETS	$2,289	$1,969
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$27	$18
Deferred merchant payables	113	36
Deferred revenue	36	28
Accrued expenses and other current liabilities	181	160
Total current liabilities	357	242
Long-term debt	833	491
Finance lease obligation, net of current portion	65	71
Operating lease liabilities, net of current portion	29	46
Deferred income taxes, net	1	10
Other long-term liabilities	215	223
Total Liabilities	1,500	1,083

Stockholders’ equity:
Preferred stock, $0.001 par value	—	—
Authorized shares: 100,000,000
Shares issued and outstanding: 0 and 0, respectively
Common stock, $0.001 par value	—	—
Authorized shares: 1,600,000,000
Shares issued: 144,656,649 and 140,775,221, respectively
Shares outstanding: 125,812,035 and 121,930,607, respectively
Class B common stock, $0.001 par value	—	—
Authorized shares: 400,000,000
Shares issued and outstanding: 12,799,999 and 12,799,999, respectively
Additional paid-in capital	1,326	1,253
Retained earnings	241	389
Accumulated other comprehensive income (loss)	(56)	(34)
Treasury stock-common stock, at cost, 18,844,614 and 18,844,614 shares, respectively	(722)	(722)
Total Stockholders’ Equity	789	886
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$2,289	$1,969

Tripadvisor, Inc.

Unaudited Condensed Consolidated Statements of Cash Flows

(in millions)

	Three Months Ended		Year Ended
	December 31, 2021	December 31, 2020	December 31, 2021	December 31, 2020
Operating activities:
Net income (loss)	$(29)	$(73)	$(148)	$(289)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	26	31	111	125
Stock-based compensation expense	31	29	120	109
Deferred income tax expense (benefit)	(18)	(5)	(44)	(1)
Provision for expected credit losses	2	1	3	17
Impairment of goodwill	—	—	—	3
Loss on sale/disposal of business	—	—	—	6
Other, net	8	2	19	11
Changes in operating assets and liabilities, net of effects from acquisitions and other investments	45	—	47	(175)
Net cash provided by (used in) operating activities	65	(15)	108	(194)

Investing activities:
Capital expenditures, including capitalized website development	(14)	(9)	(54)	(55)
Acquisitions and other investments, net of cash acquired	—	—	—	(4)
Other investing activities, net	1	—	—	3
Net cash provided by (used in) investing activities	(13)	(9)	(54)	(56)

Financing activities:
Repurchase of common stock	—	—	—	(115)
Proceeds from issuance of 2026 Senior Notes, net of financing costs	—	—	340	—
Purchase of capped calls in connection with 2026 Senior Notes	—	—	(35)	—
Proceeds from issuance of 2025 Senior Notes	—	—	—	500
Payment of financing costs for the issuance of 2025 Senior Notes	—	—	—	(10)
Proceeds from credit facility	—	—	—	700
Payments of financing costs for amendments to credit facility	—	(3)	—	(7)
Payments to credit facility	—	—	—	(700)
Proceeds from exercise of stock options	—	—	8	—
Payment of withholding taxes on net share settlements of equity awards	(5)	(3)	(44)	(21)
Payments of finance lease obligation	(2)	(1)	(6)	(6)
Net cash provided by (used in) financing activities	(7)	(7)	263	341
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(4)	3	(12)	8
Net increase (decrease) in cash, cash equivalents and restricted cash	41	(28)	305	99
Cash, cash equivalents and restricted cash at beginning of period	682	446	418	319
Cash, cash equivalents and restricted cash at end of period	$723	$418	$723	$418

Supplemental disclosure of cash flow information:
Cash paid during the period for income taxes, net of refunds			$5	$3
Cash paid during the period for interest			$43	$13

Tripadvisor, Inc.

Unaudited Segment Information

(in millions, except percentages)

	Three Months Ended		% Change
	December 31, 2021	December 31, 2020	2021 vs. 2020
Revenue:
Hotels, Media & Platform	$133	$74	80%
Experiences & Dining	98	36	172%
Other	10	6	67%
Total revenue	$241	$116	108%
Adjusted EBITDA:
Hotels, Media & Platform	$30	$(12)	n.m.
Experiences & Dining	(10)	(22)	(55)%
Other	9	1	800%
Total Adjusted EBITDA (1)	$29	$(33)	n.m.
Adjusted EBITDA Margin:
Hotels, Media & Platform	23%	(16)%
Experiences & Dining	(10)%	(61)%
Other	90%	17%
Total Adjusted EBITDA Margin (1)	12%	(28)%

Net Income (Loss) (2)	$(29)	$(73)
Net Income Margin (Loss)	(12)%	(63)%

	Year ended December 31,		% Change
	2021	2020	2021 vs. 2020
Revenue:
Hotels, Media & Platform	$549	$361	52%
Experiences & Dining	307	$186	65%
Other	46	57	(19)%
Total revenue	$902	$604	49%
Adjusted EBITDA:
Hotels, Media & Platform	$111	$13	754%
Experiences & Dining	(36)	(79)	(54)%
Other	25	15	67%
Total Adjusted EBITDA (1)	$100	$(51)	n.m.
Adjusted EBITDA Margin:
Hotels, Media & Platform	20%	4%
Experiences & Dining	(12)%	(42)%
Other	54%	26%
Total Adjusted EBITDA Margin (1)	11%	(8)%

Net Income (Loss) (2)	$(148)	$(289)
Net Income Margin (Loss)	(16)%	(48)%

n.m. = not meaningful

(1)
Please refer to “Non-GAAP Financial Measures” below for definitions of these non-GAAP financial measures, as well as reconciliations to the most directly comparable GAAP measure.
(2)
This amount reflects our consolidated GAAP Net Income (Loss) for the periods presented. Tripadvisor does not calculate or report net income (loss) by segment.

Non-GAAP Financial Measures

To supplement our unaudited condensed consolidated financial statements, which are prepared and presented in accordance with GAAP in our press release and related conference call, we also report certain non-GAAP financial measures. A “non-GAAP financial measure” refers to a numerical measure of a company’s historical or future financial performance, financial position, or cash flows that excludes (or includes) amounts that are included in (or excluded from) the most directly comparable measure calculated and presented in accordance with GAAP in such company’s financial statements. We may use the following non-GAAP measures: Adjusted EBITDA, Adjusted EBITDA margin, non-GAAP net income (loss), non-GAAP net income (loss) per diluted share, free cash flow, non-GAAP revenue before effects of foreign exchange, and Adjusted EBITDA before effects of foreign exchange, as well as other measures.

The presentation of these financial measures is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP and should not be considered measures of Tripadvisor’s liquidity. Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. In particular, many of the adjustments to our GAAP financial measures reflect the exclusion of certain items, as defined in our non-GAAP definitions below, which are recurring and will be reflected in our financial results for the foreseeable future. In addition, these measures may be different from non-GAAP financial measures used by other companies, even where similarly titled, limiting their usefulness for comparison purposes and therefore should not be used to compare Tripadvisor’s performance to that of other companies. We endeavor to compensate for the limitation of the non-GAAP financial measures presented by also providing the most directly comparable GAAP measures and descriptions of the reconciling items and adjustments to derive the non-GAAP financial measures.

We believe these non-GAAP financial measures provide investors and analysts with useful supplemental information about the financial performance of our business, enable comparison of financial results between periods where certain items may vary independent of business performance, and allow for greater transparency with respect to key measures used by management to operate and analyze our business over different periods of time.

We define our non-GAAP financial measures as below:

Tripadvisor defines “Adjusted EBITDA” as Net Income (Loss) plus: (1) provision (benefit) for income taxes; (2) other income (expense), net; (3) depreciation and amortization; (4) stock-based compensation and other stock-settled obligations; (5) goodwill, long-lived assets and intangible asset impairments; (6) legal reserves and settlements; (7) restructuring and other related reorganization costs; and (8) non-recurring expenses and income. These items are excluded from our Adjusted EBITDA measure because these items are noncash in nature, or because the amount is not driven by core operating results and renders comparisons with prior periods less meaningful. The Company believes that excluding these amounts better enables management and investors to compare financial results between periods as these costs may vary independent of business performance.

Tripadvisor defines “Adjusted EBITDA margin” as Adjusted EBITDA divided by revenue.

Adjusted EBITDA and Adjusted EBITDA margin are key operating performance measures used by our management and board of directors to understand and evaluate the financial performance of our business as a whole and our individual business segments, and on which internal budgets and forecasts are based and approved. In particular, the exclusion of certain expenses in calculating Adjusted EBITDA can provide a useful measure for period-to-period comparisons and better enables management and investors to compare financial results between periods as these costs may vary independent of core business performance. Accordingly, we believe that Adjusted EBITDA and Adjusted EBITDA margin provide useful information to investors and others in understanding and evaluating our operating results in the same manner as our management and Board of Directors and allows for another useful comparison of our performance with our historical results from prior periods.

Our use of Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results reported in accordance with GAAP. Because of these limitations, you should consider Adjusted EBITDA alongside other financial performance measures, including net income (loss) and our other GAAP results.

Some of these limitations are:

•
Adjusted EBITDA does not reflect our cash expenditures or future requirements for capital expenditures or contractual commitments;
•
Adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs;
•
Adjusted EBITDA does not reflect the interest expense or cash requirements necessary to service interest or principal payments on our debt;

•
Adjusted EBITDA does not consider the potentially dilutive impact of stock-based compensation or other stock-settled obligations;
•
Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements;
•
Adjusted EBITDA does not reflect certain income and expenses not directly tied to the ongoing core operations of our business, such as legal reserves and settlements and restructuring and other related reorganization costs;
•
Adjusted EBITDA does not reflect tax payments that may represent a reduction in cash available to us;
•
Adjusted EBITDA is unaudited and does not conform to SEC Regulation S-X, and as a result such information may be presented differently in our future filings with the SEC; and
•
Other companies, including companies in our own industry, may calculate Adjusted EBITDA differently than we do, limiting its usefulness as a comparative measure.

Tripadvisor defines “non-GAAP net income (loss)” as GAAP net income (loss) excluding, net of their related tax effects (which excludes the impact of significant one-time changes resulting from tax legislation or significant legislation that impacts tax, such as the CARES Act): (1) stock-based compensation expense and other stock-settled obligations; (2) amortization of intangible assets; (3) goodwill, intangible asset, and other long-lived asset impairments; (4) legal reserves and settlements; (5) restructuring and other related reorganization costs; and (6) certain gains, losses, and other non-recurring income or expenses that we do not believe are indicative of our ongoing operating results. We believe non-GAAP net income (loss) is an operating performance measure which provides investors and analysts with useful supplemental information about the financial performance of our business, as it incorporates our unaudited condensed consolidated statement of operations, taking into account depreciation, which management believes is an ongoing cost of doing business, but excluding the impact of certain expenses, infrequently occurring items and items not directly tied to the ongoing core operations of our businesses, and also enables comparison of financial results between periods where certain items may vary independent of business performance.

Tripadvisor defines “non-GAAP net income (loss) per diluted share”, or non-GAAP diluted EPS, as non-GAAP net income (loss) divided by GAAP diluted shares. We believe non-GAAP diluted EPS is useful to investors because it represents, on a per share basis, our unaudited condensed consolidated statement of operations, taking into account depreciation, which we believe is an ongoing cost of doing business, as well as other items which are not allocated to the operating businesses such as interest expense, interest income, income taxes and foreign exchange gains or losses, but excluding the effects of certain expenses not directly tied to the ongoing core operations of our businesses. Tripadvisor calculates non-GAAP diluted EPS using weighted average diluted shares determined under GAAP.

Non-GAAP net income (loss) and non-GAAP diluted EPS have some of the same limitations as Adjusted EBITDA. In addition, non-GAAP net income (loss) does not include all items that affect our GAAP net income (loss) and GAAP diluted EPS for the period. Therefore, we think it is important to evaluate these measures along with our unaudited condensed consolidated statements of operations.

Tripadvisor defines “free cash flow” as net cash provided by operating activities less capital expenditures, which are purchases of property and equipment, including capitalization of website development costs. We believe this financial measure can provide useful supplemental information to help investors better understand underlying trends in our business, as it represents the operating cash flow that our operating businesses generate, less capital expenditures but before taking into account other cash movements that are not directly tied to the ongoing core operations of our businesses, such as financing activities, foreign exchange or certain investing activities. Free cash flow has certain limitations in that it does not represent the total increase or decrease in the cash balance for the period, nor does it represent the residual cash flow for discretionary expenditures. Therefore, it is important to evaluate free cash flow along with the unaudited condensed consolidated statements of cash flows.

Tripadvisor calculates our foreign exchange effect of revenue, or “non-GAAP revenue before effects of foreign exchange” on a constant currency basis by excluding the estimated effects of foreign currency exchange on revenue by translating actual revenue for the current year three months ended using the prior period foreign currency exchange rates. We believe this is a useful measure that facilitates management's internal comparison to our historical performance because it excludes the effects of foreign currency volatility that is not indicative of our ongoing core operating results.

Tripadvisor calculates our foreign exchange effect of Adjusted EBITDA, or “Adjusted EBITDA before effects of foreign exchange,” on a constant currency basis, by excluding the estimated effects of foreign currency exchange by translating all amounts included in Adjusted EBITDA for the current year three months ended using the prior period foreign currency exchange rates. We believe this is a useful measure that facilitates management's internal comparison to our historical performance because it excludes the effects of foreign currency volatility that is not indicative of our ongoing core operating results.

Pursuant to the requirements of Regulation G, we present reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measure below.

Tripadvisor, Inc.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(in millions, except per share amounts and percentages)

(Unaudited)

	Three Months Ended			Year Ended
	December 31, 2021	December 31, 2020	December 31, 2019	December 31, 2021	December 31, 2020	December 31, 2019
Reconciliation of GAAP Net Income (Loss) to Adjusted EBITDA (Non-GAAP):
GAAP Net Income (Loss)	$(29)	$(73)	$15	$(148)	$(289)	$126
Add: Provision (benefit) for income taxes	(18)	(31)	5	(37)	(80)	68
Add: Other (income) expense, net	19	12	3	54	40	(7)
Add: Depreciation and amortization	26	31	33	111	125	126
Add: Impairment of goodwill	—	—	—	—	3	—
Add: Restructuring and other related reorganization costs	—	(1)	1	—	41	1
Add: Stock-based compensation expense	31	29	35	120	109	124
Adjusted EBITDA (Non-GAAP)	$29	$(33)	$92	$100	$(51)	$438

Revenue (GAAP)	$241	$116	$335	$902	$604	$1,560

Net Income (loss) margin (GAAP)	(12%)	(63%)	4%	(16%)	(48)%	8%
Adjusted EBITDA margin (Non-GAAP) (1)	12%	(28%)	27%	11%	(8%)	28%

Reconciliation from GAAP Net Income (Loss) and GAAP Net Income (Loss) per diluted share to Non-GAAP net income (loss) and Non-GAAP net income (loss) per diluted share:
GAAP Net Income (Loss)	$(29)	$(73)		$(148)	$(289)
Add: Stock-based compensation expense	31	29		120	109
Add: Restructuring and other related reorganization costs	—	(1)		—	41
Add: Impairment of goodwill	—	—		—	3
Add: Amortization of intangible assets	4	6		20	26
Add: Loss on sale of business	—	—		—	6
Add: (Gain)/Loss on investment	(1)	(1)		(3)	(3)
Subtract: Income tax effect of Non-GAAP adjustments (2)	6	14		30	37
Subtract: Income tax impact related to CARES Act (3)	—	1		—	23
Non-GAAP net income (loss)	$(1)	$(55)		$(41)	$(167)

GAAP diluted shares	138	135		137	135

GAAP Net Income (loss) per diluted share	$(0.21)	$(0.54)		$(1.08)	$(2.14)
Non-GAAP net income (loss) per diluted share (4)	$(0.01)	$(0.41)		$(0.30)	$(1.24)

Reconciliation of GAAP cash flows from operating activities to Free Cash Flow (Non-GAAP):
Net cash provided by (used in) operating activities (GAAP)	$65	$(15)	$108	$(194)
Subtract: Capital expenditures	14	9	54	55
Free cash flow (Non-GAAP)	$51	$(24)	$54	$(249)

(1)
Tripadvisor defines “Adjusted EBITDA margin” as Adjusted EBITDA divided by revenue.
(2)
The non-GAAP adjustments described above are reported on a pre-tax basis. The income tax effect on non-GAAP adjustments was calculated based on the individual impact that these items had on our GAAP consolidated income tax expense (benefit) for the periods presented.
(3)
Represents an income tax benefit of $1 million and $23 million recorded in connection with the passage of the CARES Act, pertaining to the income tax rate differential in tax years applicable to U.S. loss carryforwards that became eligible for carryback, recorded during the three months and year ended December 31, 2020, respectively.
(4)
Tripadvisor defines “non-GAAP net income (loss) per diluted share” as non-GAAP net income (loss) divided by GAAP diluted shares.

Safe Harbor Statement

Statements in this press release regarding management’s future expectations, beliefs, intentions, goals, strategies, plans or prospects, including, without limitation, statements relating to Tripadvisor’s future financial performance on both a GAAP and non-GAAP basis, and Tripadvisor’s prospects as a comprehensive destination for hotels, experiences, and restaurants, may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. Forward-looking statements can be identified by terminology such as “anticipate,” “believe,” “could,” “could increase the likelihood,” “estimate,” “expect,” “intend,” “is planned,” “may,” “should,” “will,” “will enable,” “would be expected,” “look forward,” “may provide,” “would” or similar terms, variations of such terms or the negative of those terms. Investors are cautioned that statements in this press release, which are not strictly historical statements, including, without limitation, statements by our executive officers with respect to growth objectives, strategic investments, and statements regarding management’s plans, objectives and strategies, constitute forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other factors including those risks, uncertainties and factors detailed in Tripadvisor’s filings with the SEC. As a result of such risks, uncertainties and factors, Tripadvisor’s actual results may differ materially from any future results, performance or achievements discussed in or implied by the forward-looking statements contained herein. Tripadvisor is providing the information in this press release as of this date and assumes no obligations to update the information included in this press release or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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